UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2014

Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2014, Commercial Vehicle Group, Inc. (the “Company”) entered into a change in control & non-competition agreement (the “Agreement”) with C. Timothy Trenary, the Company’s Chief Financial Officer. The Agreement provides for certain payments and benefits upon termination of employment as follows:

•	If Mr. Trenary’s employment is terminated on account of his death or disability, Mr. Trenary will receive: (i) the earned but unpaid portion of Mr. Trenary’s base salary through the employment termination date; (ii) reimbursement of all reasonable out-of-pocket business expenses for which Mr. Trenary is entitled to be reimbursed; (iii) vested benefits, if any, to which Mr. Trenary may be entitled under the Company’s employee benefit plans as of the employment termination date; (iv) any annual bonus earned with respect to the previous calendar year but unpaid as of the employment termination date; and (v) a prorated amount of the annual bonus for the calendar year in which the termination occurs.

•	If Mr. Trenary’s employment is terminated by the Company for Cause (as defined in the Agreement) or by Mr. Trenary for any reason other than for Good Reason (as defined in the Agreement), Mr. Trenary will receive: (i) the earned but unpaid portion of Mr. Trenary’s base salary through the employment termination date; (ii) reimbursement of all reasonable out-of-pocket business expenses for which Mr. Trenary is entitled to be reimbursed; and (iii) vested benefits, if any, to which Mr. Trenary may be entitled under the Company’s employee benefit plans as of the termination.

•	If Mr. Trenary’s employment is terminated by the Company without Cause (and other than due to Mr. Trenary’s death or disability) or by Mr. Trenary for Good Reason (and either such termination is not within 13 months following a Change in Control (as defined in the Agreement)), Mr. Trenary will receive: (i) the earned but unpaid portion of Mr. Trenary’s base salary through the employment termination date; (ii) reimbursement of all reasonable out-of-pocket business expenses for which Mr. Trenary is entitled to be reimbursed; (iii) vested benefits, if any, to which Mr. Trenary may be entitled under the Company’s employee benefit plans as of the employment termination date; (iv) any annual bonus earned with respect to the previous calendar year but unpaid as of the employment termination date; (v) a prorated amount of the annual bonus for the calendar year in which the termination occurs; (vi) immediate vesting of all outstanding stock options and restricted stock awards issued to Mr. Trenary, which thereafter shall be exercisable until the earlier of (A) 12 months after the employment termination date or (B) the original expiration date of such stock options (but in no event later than the date at which such options may remain outstanding without subjecting the options to the excise tax under Internal Revenue Code (“Code”) Section 409A); and (vii) salary continuation severance pay at the base salary rate for an additional twelve (12) months; provided, however, any such severance payments will immediately end if (1) Mr. Trenary is in violation of any of his obligations under the Agreement; or (2) the Company, after Mr. Trenary’s termination, learns of any facts about his job performance or conduct that would have given the Company Cause to terminate his employment.

•

If Mr. Trenary’s employment is terminated other than for Cause, or if Mr. Trenary terminates his employment for Good Reason, and either such termination is within 13 months following a Change in Control, Mr. Trenary will receive: (i) the unpaid portion of his base salary plus credit for any vacation accrued but not taken; (ii) reimbursement of all reasonable out-of-pocket business expenses for which Mr. Trenary is entitled to be reimbursed; (iii) any annual bonus earned with respect to the previous calendar year but unpaid as of the employment termination date; (iv) a prorated amount of the annual bonus for the calendar year in which the termination occurs; (v) the amount of any earned but unpaid portion of any bonus, incentive compensation, or any other fringe benefit to which Mr. Trenary is entitled under the Agreement through the date of the termination as a result of a Change in Control; (vi) 100% of Mr. Trenary’s Current Annual Compensation (as defined below) (the “Salary Termination Benefit”); (vii) immediate vesting of all outstanding stock options and restricted stock awards issued to Mr. Trenary, which thereafter shall be exercisable until the earlier of (A) 12 months after the employment termination date or (B) the original expiration date of such stock options (but in no event later than the date at which such options may remain outstanding without subjecting the options to the excise tax under Code Section 409A); and (viii) continued participation in the Company’s group health plan (“Fringe Termination Benefit”) until the earlier of (A) 12 months after termination of employment following a Change in Control, or (B) Mr. Trenary’s commencement of full-time employment with a new employer with comparable benefits. For purposes of the Agreement, “Current Annual Compensation” means the total of Mr. Trenary’s base salary in effect at the employment termination date, plus the average annual performance bonus actually received by Mr. Trenary over the last three fiscal years (or if Mr. Trenary has been employed for a shorter period of time over such period during which Mr. Trenary performed services for the Company) plus any medical, financial and insurance coverage provided presently under Mr. Trenary’s current annual compensation plan, and shall not include the value of any stock options granted or exercised, restricted stock awards granted or vested, any other equity awards under the Company’s equity incentive plan, contributions to 401(k) or other qualified plans.

The Company may immediately discontinue the payment of the salary continuation benefits described in the third bulletpoint above, or the Salary Termination Benefit and the Fringe Termination Benefit described in the fourth bulletpoint above if (i) Mr. Trenary is in violation of any of his obligations under the Agreement; and/or (ii) the Company, after Mr. Trenary’s termination, learns of any facts about Mr. Trenary’s job performance or conduct that would have given the Company Cause to terminate his employment. Any and all amounts payable and benefits or additional rights provided pursuant to the Agreement beyond the earned but unpaid base salary will only be payable if Mr. Trenary delivers to the Company and does not revoke a general release of claims in favor of the Company in the form provided as Exhibit A to the Agreement.

The Agreement also provides that if there is a Change in Control in which the Company is not the surviving entity and the surviving entity does not assume the Company’s outstanding equity awards, then all outstanding stock options and restricted stock issued to Mr. Trenary prior to the Change in Control will become immediately vested upon the Change in Control.

Pursuant to the Agreement, Mr. Trenary has agreed not to compete with the Company, or solicit any employee of the Company, during the period in which he is employed by the Company and for a twelve month period thereafter.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Change in Control & Non-Competition Agreement dated January 23, 2014, with C. Timothy Trenary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

January 24, 2014	By:	/s/ Richard P. Lavin
Name: Richard P. Lavin
Title: President and Chief Executive Officer